UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 30, 2010

(Date of earliest event reported)
Corning Natural Gas Corporation (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	000-00643 (Commission File Number)	16-0397420 (I.R.S. Employer Identification No.)

330 West William Street, Corning, New York (Address of principal executive offices)	14830 (Zip Code)

(607) 936-3755 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 30, 2010, Corning Natural Gas Corporation ("Corning") entered agreements with Community Bank N.A. ("Community Bank") with respect to its revolving line of credit pursuant to a Line of Credit Agreement and Commercial Line of Credit Agreement and Note and Commercial Security Agreement (together, the "Credit Agreement") in the amount of $7 million. This line of credit replaces Corning's $8 million revolving line with Community Bank that expires on March 31, 2010. The new line of credit contains similar terms and conditions as the expiring line. The principal conditions include that the line of credit will be due and payable in full on the earlier to occur of (1) February 28, 2011, or (2) the date of demand by Community Bank, or (3) the date of an event of default as defined in the Credit Agreement unless extended by Community Bank. The line of credit bears interest annually at a fluctuating rate equal to the greater of 4% or the 30-day Libor Rate plus 2.25%.

Any amounts due under the Credit Agreement will become immediately due and payable in the event of default, as defined in the Credit Agreement, and are secured by agreements dated August 4, 2005 and November 28, 2005. The Credit Agreement also contains customary representations, warranties and covenants made by the parties.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by the full and complete terms of the Credit Agreement, which is attached as Exhibits 10.1, 10.2 and 10.3 to this current report and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Letter of Commitment by and between Corning Natural Gas Corporation and Community Bank N.A.
10.2	Line of Credit Agreement dated March 30, 2010 by and between Corning Natural Gas Corporation and Community Bank N.A.
10.3	Commercial Line of Credit Agreement and Note and Commercial Security Agreement dated March 30, 2010 by and between Corning Natural Gas Corporation and Community Bank N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Natural Gas Corporation
/s/ Firouzeh Farhangi
Dated: March 30, 2010	By Firouzeh Sarhangi, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Letter of Commitment by and between Corning Natural Gas Corporation and Community Bank N.A.

10.2	Line of Credit Agreement dated March 30, 2010 by and between Corning Natural Gas Corporation and Community Bank N.A.

10.3	Commercial Line of Credit Agreement and Note and Commercial Security Agreement dated March 30, 2010 by and between Corning Natural Gas Corporation and Community Bank N.A.